                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               BAAN COMPANY N.V.

                    GREEN SOFTWARE ACQUISITION CORPORATION

                                      AND

                             AURUM SOFTWARE, INC.



                           DATED AS OF MAY 13, 1997

                               TABLE OF CONTENTS

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                                                                      PAGE
ARTICLE I THE MERGER...................................................  2
     1.1  The Merger...................................................  2
     1.2  Effective Time; Closing......................................  2
     1.3  Effect of the Merger.........................................  2
     1.4  Certificate of Incorporation; Bylaws.........................  2
     1.5  Directors and Officers.......................................  2
     1.6  Effect on Capital Stock......................................  3
     1.7  Unvested Aurum Common Stock..................................  4
     1.8  Surrender of Certificates....................................  4
     1.9  No Further Ownership Rights in Aurum Common Stock............  6
     1.10 Lost, Stolen or Destroyed Certificates.......................  6
     1.11 Tax and Accounting Consequences..............................  6
     1.12 Taking of Necessary Action; Further Action...................  6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF AURUM.....................  7
     2.1  Organization of Aurum........................................  7
     2.2  Aurum Capital Structure......................................  8
     2.3  Obligations With Respect to Capital Stock....................  8
     2.4  Authority....................................................  9
     2.5  SEC Filings; Aurum Financial Statements...................... 10
     2.6  Absence of Certain Changes or Events......................... 11
     2.7  Tax.......................................................... 11
     2.8  Title to Properties; Absence of Liens and Encumbrances....... 12
     2.9  Intellectual Property........................................ 12
     2.10 Compliance; Permits; Restrictions............................ 14
     2.11 Litigation................................................... 14
     2.12 Brokers' and Finders' Fees................................... 14
     2.13 Employee Benefit Plans....................................... 15
     2.14 Employees; Labor Matters..................................... 15
     2.15 Environmental Matters........................................ 15
     2.16 Agreements, Contracts and Commitments........................ 16
     2.17 Pooling of Interests......................................... 17
     2.18 Statements; Proxy Statement/Prospectus....................... 17
     2.19 Board Approval............................................... 18
     2.20 Fairness Opinion............................................. 18
     2.21 Section 203 of the Delaware General Corporation Law Not
          Applicable................................................... 18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BAAN AND MERGER SUB...... 18
     3.1  Organization of Baan and Merger Sub.......................... 18
     3.2  Baan and Merger Sub Capital Structure........................ 19
     3.3  Authority.................................................... 19
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                                      -i-

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
     3.4  SEC Filings; Baan Financial Statements....................... 20
     3.5  Absence of Certain Changes or Events......................... 21
     3.6  Statements; Proxy Statement/Prospectus....................... 21

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME......................... 21
     4.1  Conduct of Business by Aurum and Baan........................ 21
     4.2  Certain Actions by Aurum..................................... 21
     4.3  Baan Acquisitions............................................ 23
     4.4  No HSR Violation............................................. 24

ARTICLE V ADDITIONAL AGREEMENTS........................................ 24
     5.1  Proxy Statement/Prospectus; Registration Statement; Other
          Filings; Board Recommendations............................... 24
     5.2  Meeting of Stockholders...................................... 25
     5.3  Confidentiality; Access to Information....................... 25
     5.4  No Solicitation.............................................. 25
     5.5  Public Disclosure............................................ 27
     5.6  Legal Requirements........................................... 27
     5.7  Third Party Consents......................................... 27
     5.8  Notification of Certain Matters.............................. 27
     5.9  Best Efforts and Further Assurances.......................... 28
     5.10 Stock Options and Employee Stock Purchase Plan............... 28
     5.11 Form S-8..................................................... 29
     5.12 Indemnification.............................................. 29
     5.13 NMS and Amsterdam Exchanges Listing.......................... 30
     5.14 Aurum Affiliate Agreement.................................... 30
     5.15 Regulatory Filings; Reasonable Efforts....................... 30
     5.16 Tax-Free Reorganization...................................... 30
     5.17 Aurum Rights Plan............................................ 30
     5.18 Comfort Letter............................................... 31
     5.19 Employee Benefit Schedules................................... 31
     5.20 Employee Matters............................................. 31

ARTICLE VI CONDITIONS TO THE MERGER.................................... 32
     6.1  Conditions to Obligations of Each Party to Effect the Merger. 32
     6.2  Additional Conditions to Obligations of Aurum................ 32
     6.3  Additional Conditions to the Obligations of Baan and Merger
          Sub.......................................................... 33

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.......................... 34
     7.1  Termination.................................................. 34
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                                     -ii-
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                              TABLE OF CONTENTS
                                 (CONTINUED)
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                                                                       ----
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     7.2  Notice of Termination; Effect of Termination................. 35
     7.3  Fees and Expenses............................................ 36
     7.4  Amendment.................................................... 36
     7.5  Extension; Waiver............................................ 36

ARTICLE VIII GENERAL PROVISIONS........................................ 36
     8.1  Non-Survival of Representations and Warranties............... 36
     8.2  Notices...................................................... 37
     8.3  Interpretation; Knowledge.................................... 38
     8.4  Counterparts................................................. 38
     8.5  Entire Agreement; Third Party Beneficiaries.................. 38
     8.6  Severability................................................. 39
     8.7  Other Remedies; Specific Performance......................... 39
     8.8  Governing Law................................................ 39
     8.9  Rules of Construction........................................ 39
     8.10 Assignment................................................... 39
     8.11 WAIVER OF JURY TRIAL......................................... 40

                               INDEX OF EXHIBITS


Exhibit A      Form of Aurum Software Voting Agreement

Exhibit B      Form of Aurum Software Stock Option Agreement

Exhibit C      Form of Aurum Software Affiliate Agreement

Exhibit D-1    Form of Employment Agreement

Exhibit D-2    Form of Non-Competition Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of May 13, 1997, among Baan Company, N.V. a corporation organized under the laws of The Netherlands ("BAAN"), Green Software Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Baan ("MERGER SUB"), and Aurum Software, Inc., a Delaware corporation ("AURUM").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below), Baan and Aurum intend to enter into a business combination transaction.

     B. The Board of Directors of Aurum has unanimously (i) determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Aurum and fair to, and in the best interests of, Aurum and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the stockholders of Aurum adopt and approve this Agreement and approve the Merger.

     C. Concurrently with the execution of this Agreement, and as a condition and inducement to Baan's willingness to enter into this Agreement, certain affiliates of Aurum specified on Schedule I to the form of Voting Agreement attached hereto as Exhibit A shall enter into Voting Agreements in substantially
                   ---------
such form (the "AURUM VOTING AGREEMENTS").

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Baan's willingness to enter into this Agreement, Aurum shall execute and deliver a Stock Option Agreement in favor of Baan in substantially the form attached hereto as Exhibit B (the "AURUM STOCK OPTION AGREEMENT"). The
                            ---------
Board of Directors of Aurum has approved the Aurum Stock Option Agreement.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Baan's willingness to enter into this Agreement, certain officers of Aurum shall execute and deliver Employment and Non-Competition Agreements in favor of Aurum following the Merger.

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Aurum (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Aurum shall continue as the surviving corporation. Aurum as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

      1.2 Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

      1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Aurum and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Aurum and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the
                       --------  -------
Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be the name of Aurum prior to the Merger.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers.  The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Aurum immediately prior to the Effective Time, until their respective successors are duly appointed.

      1.6 Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, Aurum or the holders of any of the following securities:

          (a) Transfer of Aurum Common Stock.  (i)  Each share of Common Stock,
              ------------------------------
$.001 par value, of Aurum (the "AURUM COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of Aurum Common Stock to be transferred to Baan pursuant to Section 1.6(b)) will be automatically assigned and transferred to Baan at the Effective Time without any further action required on the part of Aurum or the individual shareholders of Aurum or Baan, and in exchange therefor the holders of such shares of Aurum Common Stock will be entitled to receive (subject to Sections 1.6(e) and (f)) a number of Baan Common Shares (the "BAAN COMMON SHARES") equal to the Exchange Ratio (as defined herein) upon surrender of the certificate representing such share of Aurum Common Stock in the manner provided in Section 1.8. The "EXCHANGE RATIO" is equal to a fraction the numerator of which is $21.00 (appropriately adjusted for any Aurum Recapitalization, as defined herein) and the denominator of which is $59.00 (appropriately adjusted for any Baan Recapitalization, as defined herein), subject to adjustment as provided in paragraphs (ii), (iii) and (iv) below. Notwithstanding any failure of any holder of Aurum Common Stock to surrender the certificate representing such shares for exchange in the manner provided in Section 1.8, immediately following the Effective Time Aurum shall be entitled to effect a transfer to Baan, on the books, records and stock ledger of Aurum, of all shares of Common Stock of Aurum issued and outstanding immediately prior to the Effective Time, and in connection therewith to cancel on such books, records and ledger all certificates theretofore representing such shares and to issue a new certificate or certificates therefor in the name of and to Baan.

          (ii) Notwithstanding the foregoing, if the average closing price per share of the Baan Common Shares on the Nasdaq National Market over the ten consecutive trading days ending on the trading day immediately preceding the Closing Date (the "BAAN STOCK VALUE") is less than $50.00 and more than $40.00 per share (in each case, as appropriately adjusted for any Baan Recapitalization) the Exchange Ratio shall be equal to the product of (i) a fraction, the numerator of which is $21.00 (appropriately adjusted for any Aurum Recapitalization) and the denominator of which is $59.00 (appropriately adjusted for any Baan Recapitalization) and (ii) a fraction, the numerator of which is $50.00 (appropriately adjusted for any Baan Recapitalization) and the denominator of which shall be the Baan Stock Value.

          (iii) Further notwithstanding the foregoing, if the Baan Stock Value (calculated with reference to the scheduled Closing Date) is $40.00 or less per share (appropriately adjusted for any Baan Recapitalization), the Exchange Ratio shall be equal to 0.4449152542 (appropriately adjusted for any Aurum Recapitalization or Baan Recapitalization).

          (iv) A "AURUM RECAPITALIZATION" shall mean any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Aurum Common Stock), reorganization, recapitalization or other like change with respect to Aurum Common Stock occurring after the date hereof and prior to the Effective Time. A "BAAN RECAPITALIZATION" shall mean any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Baan Common Shares), reorganization, recapitalization or other like change with respect to Baan Common Shares occurring after the date hereof and prior to the Effective Time.

          (b) Transfer of Baan-Owned Stock.  Each share of Aurum Common Stock
              ----------------------------
held by Aurum or owned by Merger Sub, Baan or any direct or indirect wholly owned subsidiary of Aurum or of Baan immediately prior to the Effective Time shall be transferred to Baan.

          (c) Stock Options. At the Effective Time, all options to purchase
              -------------
Aurum Common Stock then outstanding under Aurum's 1995 Stock Option Plan, and 1996 Director Stock Option Plan (collectively, the "AURUM STOCK OPTION PLANS") shall be assumed by Baan in accordance with Section 5.10 hereof or at Baan's discretion otherwise substituted in a manner consistent with applicable laws.
At the Effective Time, in accordance with the terms of Aurum's Employee Stock Purchase Plan (the "Aurum Employee Stock Purchase Plan"), all rights to purchase shares of Aurum Common Stock under the Aurum Employee Stock Purchase Plan shall be treated as set forth in Section 18 of the Aurum Employee Stock Purchase Plan.

          (d) Capital Stock of Merger Sub.  Pursuant to the Merger, each share
              ---------------------------
of Common Stock, $0.001, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Fractional Shares.  No fraction of a share of Baan Common Shares
              -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Aurum Common Stock who would otherwise be entitled to a fraction of a share of Baan Common Shares (after aggregating all fractional shares of Baan Common Shares to be received by such holder) shall receive from Baan an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Baan Common Shares for the five (5) most recent days that Baan Common Shares has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

      1.7 Unvested Aurum Common Stock.  To the extent that shares of Aurum
          ---------------------------
Common Stock issued prior to the Merger are subject to vesting arrangements under which shares that are unvested as of a date of termination of employment would be subject to repurchase by Aurum, Baan shall issue Baan Common Shares, which upon issuance, will be subject to equivalent contractual vesting and repurchase provisions on the same schedules and subject to the same terms, shares to be repurchased and the repurchase price thereof shall be adjusted as provided in Section 1.6(c).

      1.8 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  Prior to the Effective Time, Baan shall select a
              --------------
bank or trust company in New York with assets of not less than $500 million to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) Baan to Provide Common Stock.  Promptly after the Effective Time,
              ----------------------------
Baan shall make available to the Exchange Agent for the benefit of the Aurum shareholders the aggregate number of Baan Common Shares issuable pursuant to
Section 1.6 in exchange for outstanding shares of Aurum Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(f) and any dividends or distributions to which holders of shares of Aurum Common Stock may be entitled pursuant to Section 1.8(d).

          (c) Exchange Procedures.  Promptly after the Effective Time, Baan
              -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Aurum Common Stock which, pursuant to the Merger, were exchanged for Baan Common Shares pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Baan may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Baan Common Shares, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Baan, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Baan Common Shares, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be transferred to Baan. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Aurum Common Stock, will be deemed from and after the Effective Time, for all corporate purposes to represent solely (i) the right to receive upon the surrender thereof the number of full shares of Baan Common Shares for which such shares of Aurum Common Stock shall have been so exchanged and (ii) the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Baan Common Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificate with respect to the shares of Baan Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 1.8(c). Subject to applicable law, following surrender of any such Certificate, the Exchange Agent shall deliver to the record holder thereof, without interest, a certificate representing whole shares of Baan Common Shares issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to each whole share of Baan Common Shares represented by such Certificate.

          (e) Transfers of Ownership.  If Certificates for shares of Baan Common
              ----------------------
Shares are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Baan or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Baan Common Shares in any name other than that of the registered holder of the Certificate so surrendered, or established to the satisfaction of Baan or any agent designated by it that such tax has been paid or is not payable.

           (f) No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.8, neither the Exchange Agent, Baan, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Baan Common Shares or Aurum Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9  No Further Ownership Rights in Aurum Common Stock.  All shares of
           -------------------------------------------------
Baan Common Shares to be issued pursuant to the Merger in exchange of shares of Aurum Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Aurum Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Aurum Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be transferred to Baan.

      1.10 Lost, Stolen or Destroyed Certificates.  In the event any certificate
           --------------------------------------
evidencing shares of Aurum Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Baan Common Shares, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Baan
                                                  --------  -------
may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Baan, Aurum or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

      1.11 Tax and Accounting Consequences.
           -------------------------------

           (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

      1.12 Taking of Necessary Action; Further Action.  If, at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Aurum and Merger Sub, the officers and directors of Aurum and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF AURUM

     Aurum represents and warrants to Baan and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter (referencing specific representations) supplied by Aurum to Baan dated as of the date hereof and certified by a duly authorized officer of Aurum (the "AURUM SCHEDULES"), as follows:

      2.1 Organization of Aurum.
          ---------------------

          (a) Aurum and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Aurum.

          (b) Aurum has delivered to Baan a true and complete list of all of Aurum's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Aurum's equity interest therein. All of the outstanding shares of capital stock of each subsidiary of Aurum is owned by Aurum, and no third party has any option, warrant or other right to acquire any shares of capital stock of any such subsidiary.

          (c) Aurum has delivered or made available to Baan a true and correct copy of the Certificate of Incorporation and Bylaws of Aurum and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Aurum nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

          (d) When used in connection with Aurum, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is or reasonably likely could be materially adverse to the current or continuing business, assets (including intangible assets), financial condition or results of operations of Aurum and its subsidiaries taken as a whole; provided, however,
                                                              --------  -------
that, from and after the date of the public announcement of this Agreement, the cancellation, termination or nonrenewal of arrangements with Aurum by suppliers, distributors or customers of Aurum or the loss of key employees (other than those key employees who have entered into signed employment agreements with Baan as of the date of this Agreement or pursuant to Section 6.3(d)), or the termination of negotiations or delays in ordering by prospective customers of Aurum, and in each such case the resultant financial effects shall not be taken into account in determining whether there shall have occurred a

"Material Adverse Effect" on or with respect to Aurum and its subsidiaries taken as a whole to the extent (but only to the extent) such supplier, distributor, customer, prospective customer or employee circumstances may reasonably be attributed to the adverse reaction by suppliers, distributors, customers or employees to the transactions contemplated by this Agreement (including the adverse or potentially adverse impact on suppliers, distributors, customers, prospective customers or employees that may result from uncertainties that may be perceived as a result of such transactions).

      2.2 Aurum Capital Structure.  The authorized capital stock of Aurum
          -----------------------
consists of 25,000,000 shares of Common Stock, $.001 par value, of which there were approximately 11,665,801 shares issued and outstanding as of May 12, 1997 and 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued or outstanding. All outstanding shares of Aurum Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Aurum or any agreement or document to which Aurum is a party or by which it is bound. All outstanding shares of Aurum Common Stock were issued in compliance with all applicable federal and state securities laws, except any noncompliance which would not have a Material Adverse Effect on Aurum. As of April 30, 1997, Aurum had reserved an aggregate of 1,432,821 shares of Aurum Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Aurum Stock Option Plans. Aurum will update the Aurum Schedules to reflect outstanding shares and options as of the Effective Time. As of April 30, 1997, there were options outstanding to purchase an aggregate of 1,314,663 shares of Common Stock, issued to employees, consultants and non-employee directors pursuant to the Aurum Stock Option Plans. Since April 30, 1997, all option grants have been made consistent with past practices and in accordance with the Aurum Stock Option Plan and Aurum's option grant guidelines. Aurum will update the Aurum Schedules to reflect outstanding shares and options as of the Effective Time. All shares of Aurum Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Aurum Schedules list as of April 30, 1997, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicate the extent of acceleration, if any. As of April 30, 1997, there were 136 participants in the Aurum 1996 Employee Stock Purchase Plan.

      2.3 Obligations With Respect to Capital Stock.  Except as set forth in
          -----------------------------------------
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Aurum, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Aurum owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Aurum, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Aurum or any of its subsidiaries is a party or by which it is bound obligating Aurum or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of Aurum or any of its subsidiaries or obligating Aurum or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Aurum, with the exception of the Aurum Voting Agreements to be entered into hereunder, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Aurum or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Aurum are not entitled to dissenters rights under applicable state law.

      2.4 Authority.
          ---------

          (a) Aurum has all requisite corporate power and authority to enter into this Agreement and the Aurum Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Aurum Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Aurum, subject only to the approval and adoption of this Agreement and the approval of the Merger by Aurum's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Aurum Common Stock is necessary and sufficient for Aurum's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement and the Aurum Stock Option Agreement have been duly executed and delivered by Aurum and, assuming the due authorization, execution and delivery by Baan and, if applicable, Merger Sub, constitute valid and binding obligations of Aurum, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Aurum Stock Option Agreement by Aurum do not, and the performance of this Agreement and the Aurum Stock Option Agreement by Aurum will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Aurum or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Aurum's stockholders as contemplated by Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Aurum or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Aurum's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Aurum or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Aurum or any of its subsidiaries is a party or by which Aurum or any of its subsidiaries or its or any of their respective properties are bound or affected, except with respect to clause (iii) for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Aurum. The Aurum Schedules list all material consents, waivers and approvals under any of Aurum's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required by or with respect to Aurum in connection with the execution and delivery of this Agreement and the Aurum Stock Option Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Aurum is qualified to do business, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and any clearance thereof by the SEC, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and
(iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Aurum or Baan or have a material adverse effect on the ability of the parties to consummate the Merger.

      2.5 SEC Filings; Aurum Financial Statements.
          ---------------------------------------

          (a) Aurum has filed all forms, reports and documents required to be filed with the SEC since October 28, 1996 and has made available to Baan such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Aurum may file subsequent to the date hereof) are referred to herein as the "AURUM SEC REPORTS." As of their respective dates, or in the case of registrations statements, as of their effective dates, the Aurum SEC Reports (i) were prepared in accordance with and complied with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Aurum SEC Reports and (ii) did not at the time they were filed or, in the case of registrations statements, become effective (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Aurum's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Aurum SEC Reports (the "AURUM FINANCIALS"), including any Aurum SEC Report filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (z) fairly presented the consolidated financial position of Aurum and its subsidiaries as at the respective dates thereof and the consolidated results of Aurum's operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of Aurum contained in Aurum SEC Reports as of December 31, 1996 is hereinafter referred to as the "AURUM BALANCE SHEET." Neither Aurum nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Aurum and its subsidiaries taken as a whole, except liabilities (i) provided for in the Aurum Balance Sheet or the Aurum Financials and the footnotes thereto, or (ii) incurred since the date of the Aurum Balance Sheet in the ordinary course of business consistent with past practices and in an aggregate amount not in excess of $5,000,000.

          (c) Aurum has heretofore furnished to Baan a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Aurum with the SEC pursuant to the Securities Act or the Exchange Act.

      2.6 Absence of Certain Changes or Events.  Since the date of the Aurum
          ------------------------------------
Balance Sheet, Aurum has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any Material Adverse Effect to Aurum; (ii) any acquisition, sale or transfer of any material asset of Aurum or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Aurum or any material revaluation by Aurum of any of its or any of its subsidiaries' assets, except as required by concurrent changes in GAAP; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Aurum, or any direct or indirect redemption, purchase or other acquisition by Aurum of any of its shares of capital stock, except for the repurchase at cost of unvested shares held by Aurum employees on the termination of their employment; (v) any material contract entered into by Aurum or any of its subsidiaries, other than in the ordinary course of business and as provided to Baan, or any material amendment or termination of, or default under, any material contract to which Aurum or any of its subsidiaries is a party or by which it is bound which would result in a Material Adverse Effect on Aurum; or (vi) any negotiation or agreement by Aurum or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Baan and its representatives regarding the transactions contemplated by this Agreement).

      2.7 Taxes.
          -----

          Aurum and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Aurum or any of its subsidiaries is or has been a member, has timely filed all Returns (as defined below) required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Aurum or any of its subsidiaries or is being asserted against Aurum or any of its subsidiaries,
(ii) no audit of any Tax Return of Aurum or any of its subsidiaries is being conducted by a Tax authority (A) as of the date of this Agreement and (B) which, as of the Closing Date, has had and could reasonably be expected to have a Material Adverse Effect on Aurum and its subsidiaries, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Aurum or any of its subsidiaries and is currently in effect (A) as of the date of this Agreement and (B) which, as of the Closing Date, has had and could reasonably be expected to have a Material Adverse Effect on Aurum and its subsidiaries and
(iv) there is no agreement, contract or arrangement to which Aurum or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code. As used herein, "TAXES" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

      2.8 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) The Aurum Schedules list the real property owned by Aurum. The Aurum Schedules list each real property lease with annual lease payments of $100,000 or more to which Aurum is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

          (b) Aurum has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS"), except as reflected in the Aurum Financials, the Aurum SEC Reports or in the Aurum Schedules and except for liens for taxes not yet due and payable or liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materials men and the like and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      2.9 Intellectual Property.
          ---------------------

          (a) Aurum (including, for all purposes under this Section 2.9, all of Aurum's subsidiaries) owns, or has a valid and perpetual license under, all patents, trademarks, trade names, service marks, copyrights, any applications for all of the foregoing, trade secrets and know-how that are required for the conduct of business of Aurum (including, without limitation, the development, production and marketing of Aurum's products) as currently conducted (the "AURUM IP RIGHTS"), with sufficient rights for the conduct of Aurum's business as currently conducted.

          (b) Schedule 2.9(b) of the Aurum Schedules sets forth a complete list of all patents, registered copyrights, registered trademarks, trade names and service marks and any applications for all of the foregoing, included in Aurum IP Rights, and specifies, where applicable, the jurisdictions in which each such Aurum IP Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.9(b) of Aurum Schedules sets forth the list of all material licenses, sublicenses and other agreements to which Aurum is a party (with subsidiaries clearly identified) and pursuant to which Aurum or any other person is licensed or otherwise has rights under any Aurum IP Right (excluding object code licenses granted by Aurum to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES") and excluding standard licenses granted to Aurum by software vendors covering software which is broadly distributed by such licensors). The execution and delivery of this Agreement by Aurum, and the consummation of the transactions contemplated hereby, will neither cause Aurum to be in material violation or default under any such license, sublicense or other agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedule 2.9(a) or 2.9(b) of the Aurum Schedules, Aurum (i) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), Aurum IP Rights, or (ii) is a licensee under or otherwise possesses legally enforceable rights under the Aurum IP Rights under valid and binding agreements listed in Schedule 2.9(b) of the Aurum Schedules or excluded therefrom as permitted by this Section 2.9.

          (c) No claims against Aurum, or to Aurum's knowledge, its licensors or licensees with respect to Aurum IP Rights have been asserted or are, to Aurum's knowledge, threatened by any person, nor to Aurum's knowledge, are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, use, offer for sale, importation, reproduction, distribution or preparation of derivative works of any of the products of Aurum infringes on any copyright, patent issued at least 60 days prior to the date hereof, trademark, service mark, trade secret or other proprietary right, (ii) against the manufacture, sale, use, offer for sale, importation, reproduction, distribution or preparation of derivative works by Aurum of any computer software programs and applications and tangible or intangible proprietary information or material used in Aurum's business as currently conducted or as currently proposed to be conducted by Aurum, or (iii) challenging the ownership by Aurum, or the validity or effectiveness of any, of Aurum IP Rights. To Aurum's knowledge, there is no material unauthorized use, infringement or misappropriation under any Aurum IP Rights by any third party, including any employee or former employee of Aurum. To the knowledge of Aurum, no Aurum IP Right or product of Aurum is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by or to Aurum. It is Aurum's policy to have each employee, consultant or contractor of Aurum execute a proprietary information and confidentiality agreement substantially in the form of Aurum's standard forms of such agreement, and substantially all of Aurum's employees, consultants and contractors have executed such an agreement. All computer software included in Aurum's products (i) has been either created by employees of Aurum within the scope of their employment or otherwise on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all right, title and interest they have in such software to Aurum or
(ii) is licensed to Aurum pursuant to valid and binding agreements.

          (d) Aurum has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Aurum IP Rights and the intellectual property rights of third parties entrusted to them.

     2.10 Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Except as disclosed in the Aurum SEC Reports filed prior to the date hereof, neither Aurum nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) to the knowledge of Aurum, any law, rule, regulation, order, judgment or decree applicable to Aurum or any of its subsidiaries or by which Aurum or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Aurum or any of its subsidiaries is a party or by which Aurum or any of its subsidiaries or its or any of their respective properties is bound or affected. Except as disclosed in the Aurum SEC Reports filed prior to the date hereof, to the knowledge of Aurum, no investigation or review by any Governmental Entity is pending or threatened against Aurum or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same, which investigation or review is reasonably likely to have a Material Adverse Effect on Aurum. There is no material agreement, judgment, injunction, order or decree binding upon Aurum or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Aurum or any of its subsidiaries, any acquisition of material property by Aurum or any of its subsidiaries or the conduct of business by Aurum as currently conducted.

          (b) Aurum and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Aurum (collectively, the "AURUM PERMITS"). Aurum and its subsidiaries are in compliance in all material respects with the terms of the Aurum Permits.

     2.11 Litigation.  Except as disclosed in the Aurum SEC Reports filed prior
          ----------
to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Aurum or any of its subsidiaries has received any notice of assertion nor, to Aurum's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Aurum or any of its subsidiaries which is reasonably likely to have a Material Adverse Effect on Aurum. Aurum is not aware of any basis for any action, suit, proceeding, claim, arbitration or proceeding of the type described in the preceding sentence, and Aurum has no knowledge of any unasserted claim, the assertion of which is likely, and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief, which claim individually or collectively with other such unasserted claims if granted would have a Material Adverse Effect on Aurum. To Aurum's knowledge, no Governmental Entity has at any time challenged or questioned in writing the legal right of Aurum to develop, offer or sell any of its products in the present manner or style thereof.

     2.12 Brokers' and Finders' Fees.  Except for fees payable to Cowen &
          --------------------------
Company pursuant to an engagement letter dated May 6, 1997, a copy of which has been provided to Baan, Aurum has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 Employee Benefit Plans.
          ----------------------

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Aurum or any trade or business which is under common control with Aurum within the meaning of Section 414 of the Code (the "AURUM EMPLOYEE PLANS"), Aurum has made available or will make available by May 31, 1997 to Baan a true and complete copy of, to the extent applicable, (i) such Aurum Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Aurum Employee Plan, (iv) the most recent summary plan description for each Aurum Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Aurum Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any Aurum Employee Plan.

          (b) Each Aurum Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Aurum Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Aurum Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Aurum nor any ERISA Affiliate of Aurum has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any Aurum Employee Plan.

     2.14 Employees; Labor Matters. Between January 1, 1996 and the date of this
          ------------------------
Agreement, to Aurum's knowledge, no employee of Aurum (i) has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by Aurum and disclosing to Aurum trade secrets or proprietary information of such employer or (ii) has given notice to Aurum, nor is Aurum otherwise aware that any employee intends to terminate his or her employment with Aurum except for terminations of a nature and number that are consistent with Aurum's prior experience. To Aurum's knowledge, there are no activities or proceedings of any labor union to organize any employees of Aurum or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Aurum or any of its subsidiaries. Aurum is not, and has never been, a party to any collective bargaining agreement. Aurum and its subsidiaries are, and since January 1, 1996, Aurum and its subsidiaries have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

     2.15 Environmental Matters.
          ---------------------

          (a) Hazardous Material.  Except as would not reasonably be likely to
              ------------------
result in a material liability to Aurum, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies, are present, as a result of the actions of Aurum or any of its subsidiaries or, to Aurum's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Aurum or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. Except as  would not reasonably be
              ------------------------------
likely to result in a material liability to Aurum, neither Aurum nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Aurum or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits.  Aurum and its subsidiaries currently hold all
              -------
environmental approvals, permits, licenses, clearances and consents (the "AURUM ENVIRONMENTAL PERMITS") necessary for the conduct of Aurum's and its subsidiaries' Hazardous Material Activities and other businesses of Aurum and its subsidiaries as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities.  No material action, proceeding,
              -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Aurum's knowledge, threatened concerning any Aurum Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Aurum or any of its subsidiaries. Aurum is not aware of any fact or circumstance which could involve Aurum or any of its subsidiaries in any material environmental litigation or impose upon Aurum any material environmental liability.

     2.16 Agreements, Contracts and Commitments.  Except as set forth in the
          -------------------------------------
Aurum Schedules, neither Aurum nor any of its subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of Aurum's Board of Directors, other than those that are terminable by Aurum or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Aurum's or any of its subsidiaries' ability to terminate employees at will;

          (b) any agreement or plan, including without limitation any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Aurum or any of its subsidiaries and any of its officers or directors;

          (d) any agreement, contract or commitment containing any covenant limiting the freedom of Aurum or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (f) any material joint marketing or development agreement;

          (g) any agreement, contract or commitment currently in force to provide or receive source code for any product, service or technology; or

          (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Aurum product, service or technology except as a distributor in the normal course of business.

     Neither Aurum nor any of its subsidiaries, nor to Aurum's knowledge any other party to a Aurum Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Aurum or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through (h) above (any such agreement, contract or commitment, a "AURUM CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Aurum Contract, or would permit any other party to seek damages, which would be reasonably likely to cause a Material Adverse Effect on Aurum.

     2.17 Pooling of Interests.  To the knowledge of Aurum, based on
          --------------------
consultation with its independent accountants, neither Aurum nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude Baan's ability to account for the Merger as a pooling of interests.

     2.18 Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
Aurum for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not, in light of the circumstances under which they were made, misleading. The information supplied by Aurum for inclusion in the proxy statement/prospectus to be sent to the stockholders of Aurum in connection with the meeting of Aurum's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "AURUM STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to Aurum's stockholders, at the time of the Aurum Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Aurum Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Aurum or any of its affiliates, officers or directors should be discovered by Aurum which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Aurum shall promptly inform Baan. Notwithstanding the foregoing, Aurum makes no representation or warranty with respect to any information supplied by Baan or Merger Sub which is contained in any of the foregoing documents.

     2.19 Board Approval.  The Board of Directors of Aurum has, as of the date
          --------------
of this Agreement, unanimously determined (i) that the Merger is fair to, and in the best interests of Aurum and its stockholders, and (ii) to recommend that the stockholders of Aurum approve and adopt this Agreement and approve the Merger.

     2.20 Fairness Opinion.  Aurum's Board of Directors has received a written
          ----------------
opinion from Cowen & Company dated as of the date of the Agreement, to the effect that as of such date, the Exchange Ratio is fair to Aurum's stockholders from a financial point of view and has delivered to Baan a copy of such opinion.

     2.21 Section 203 of the Delaware General Corporation Law Not Applicable.
          ------------------------------------------------------------------
The Board of Directors of Aurum has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF BAAN AND MERGER SUB

     Baan and Merger Sub represent and warrant to Aurum, subject to the exceptions specifically disclosed in writing in the disclosure letter (indicating the relevant Section of this Agreement) supplied by Baan to Aurum dated as of the date hereof and certified by a duly authorized officer of Baan (the "BAAN SCHEDULES"), as follows:

      3.1 Organization of Baan and Merger Sub.
          -----------------------------------

          (a) Each of Baan and Merger Sub is a corporation duly organized, validly existing and in good standing, or its equivalent if any, under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below) on Baan.

          (b) Baan has delivered or made available to Aurum a true and correct copy of the constitutive documents of Baan and Merger Sub, each as amended to date, and each such instrument is in full force and effect. Baan is not in violation of any of the provisions of its constitutive documents.

          (c) When used in connection with Baan, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Baan and its subsidiaries taken as a whole.

      3.2 Baan and Merger Sub Capital Structure.
          -------------------------------------

          (a) The authorized capital stock of Baan consists of 350,000,000 Common Shares, of which approximately 90,885,678 shares were issued and outstanding as of March 31, 1997. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Baan. Merger Sub was formed on May 7, 1997, for the purpose of consummating a merger and has no material assets or liabilities except as necessary for such purpose. All outstanding Baan Common Shares are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or other statutory right of shareholders.

          (b) The shares of Baan Common Shares to be issued pursuant to the Merger, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or other statutory right of shareholders and will be issued in compliance with applicable U.S. federal and state and Netherlands securities laws.

      3.3 Authority.
          ---------

          (a) Each of Baan and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Baan and Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Baan and Merger Sub and, assuming the due authorization, execution and delivery by Aurum, constitutes the valid and binding obligation of Baan and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Baan and Merger Sub does not, and the performance of this Agreement by each of Baan and Merger Sub will not, (i) conflict with or violate the Articles of Association of Baan or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Baan or Merger Sub or by which any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Baan's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Baan or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Baan or Merger Sub is a party or by which Baan or Merger Sub or any of their respective properties are bound or affected.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Baan or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form F-4 Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act and the declaration of effectiveness of such Registration Statement by the SEC, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the securities or antitrust laws of any foreign country (including, for the avoidance of doubt, the rules and regulations of the Amsterdam Exchanges N.V.), and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Baan or Aurum or have a material adverse effect on the ability of the parties to consummate the Merger.

      3.4 SEC Filings; Baan Financial Statements.
          --------------------------------------

          (a) Baan has filed all forms, reports and documents required to be filed with the SEC since January 1, 1996, and has made available to Aurum such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Baan may file subsequent to the date hereof) are referred to herein as the "BAAN SEC REPORTS." As of their respective dates, the Baan SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Baan SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Baan' subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Baan SEC Reports (the "BAAN FINANCIALS"), including any Baan SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Baan and its subsidiaries as at the respective dates thereof and the consolidated results of Baan' operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of Baan contained in Baan SEC Reports as of March 31, 1997 is hereinafter referred to as the "BAAN BALANCE SHEET."

      3.5 Absence of Certain Changes or Events.  Since the date of the Baan
          ------------------------------------
Balance Sheet through the date of this Agreement, there has not been any Material Adverse Effect on Baan.

      3.6 Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
Baan for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Baan for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Aurum's stockholders, at the time of the Aurum Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Aurum Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Baan or any of its affiliates, officers or directors should be discovered by Baan which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Baan shall promptly inform Aurum. Notwithstanding the foregoing, Baan makes no representation or warranty with respect to any information supplied by Aurum which is contained in any of the foregoing documents.


                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by Aurum and Baan.  During the period from the
          -------------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Aurum (which for the purposes of this Article 4 shall include Aurum and each of its subsidiaries) and Baan agree, except (i) as otherwise contemplated by this Agreement, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. Baan agrees to cause its material subsidiaries to act in accordance with the foregoing provisions.

      4.2 Certain Actions by Aurum.  In addition notwithstanding Section 4.1
          ------------------------
above, without the prior consent of Baan, Aurum shall not do any of the following, nor shall Aurum permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Baan, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Aurum IP Rights (other than in the ordinary course of business and in the best interests of Aurum), or enter into grants of future patent rights, other than licenses in the ordinary course of business and consistent with past practice;

          (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock, or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to repurchase any such shares, warrants, options or convertible securities, except for the repurchase at cost of unvested shares held by Aurum employees on the termination of their employment;

          (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of (i) shares of Aurum Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or granted pursuant to clause (iv), (ii) shares of Aurum Common Stock issuable to participants in the Aurum Employee Stock Purchase Plan, consistent with past practice, and the terms thereof, (iii) shares of the Aurum Common Stock issuable pursuant to the Aurum Stock Option Agreement, and (iv) options to purchase Aurum Common Stock granted at fair market value, consistent with past practices and in accordance with the Aurum Stock Option Plans and Aurum's option grant guidelines;

          (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Aurum or enter into any material joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Aurum, except in the ordinary course of business consistent with past practice;

          (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Aurum or guarantee any debt securities of others;

          (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any such payment, discharge or satisfaction in the ordinary course of business;

          (m) Make any grant of exclusive rights to any third party;

          (n) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

          (o) Take any action that would be reasonably likely to interfere with Baan's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV; or

          (p) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (o) above.

For purposes of the provisions of this Section 4.2, the prior consent of Baan shall be deemed to have been received if, prior to the taking of any of the foregoing actions, such action shall have been discussed with Amal Johnson, Baan's Executive Vice President, and she shall have received such additional information as she may have reasonably requested and, after such discussion and receipt of any such additional information, she shall have not objected to the taking of the proposed action.

      4.3 Baan Acquisitions.  During the period from the date of this Agreement
          -----------------
and until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Baan shall not acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any direct competitor of Aurum in the United States if such acquisition would have a reasonable likelihood of preventing or materially delaying the consummation of the transactions contemplated hereby or would result in a Material Adverse Effect on Aurum or Baan.

      4.4 No HSR Violation.  During the period from the date of this Agreement
          ----------------
and until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, neither party is required to take any action pursuant to
Article IV that would cause a violation of HSR.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings;
          ------------------------------------------------------------------
Board Recommendations.
---------------------

          (a) As promptly as practicable after the execution of this Agreement, Aurum and Baan will prepare and file with the SEC the Proxy Statement, and Baan will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Aurum and Baan will respond to any comments of the SEC, will use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to the Aurum stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Aurum and Baan will prepare and file any other filings required under the Exchange Act, the Securities Act or any other U.S. federal, U.S. State or non-U.S. laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Aurum and Baan will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Aurum or Baan, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Aurum, such amendment or supplement.

          (b) Subject to the provisions of Section 5.4(b), the Proxy Statement will include the recommendation of the Board of Directors of Aurum in favor of adoption and approval of this Agreement and approval of the Merger (except that the Board of Directors of Aurum may withdraw, modify or refrain from making such recommendation to the extent that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so).

      5.2 Meeting of Stockholders.  Promptly after the date hereof, Aurum will
          -----------------------
take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the Aurum Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger. Subject to the provisions of Section 5.4(b), Aurum will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals.

      5.3 Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Aurum and Baan have previously executed a Confidential Disclosure Agreement, dated as of May 8, 1997 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Access to Information.  Each of Aurum and Baan will afford the
              ---------------------
other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of such party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.4 No Solicitation.
          ---------------

          (a) Subject to the provisions of Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Aurum and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any Acquisition Proposal (as defined below) by any person, entity or group (other than Baan and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Aurum or any of its subsidiaries to, or afford any access to the properties, books or records of Aurum or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Baan and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Aurum. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving Aurum or any of its subsidiaries (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement),
(ii) sale by Aurum of any shares of capital stock of Aurum (including without limitation by way of a tender offer or an exchange offer) except as may be permitted pursuant to Article 4, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Aurum (except for acquisitions for passive investment purposes of not more than 15% of the then outstanding shares of capital stock of Aurum only in circumstances where the person or group qualifies for and files a
Schedule 13G with respect thereto and does not become obligated to file a
Schedule 13D); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Aurum will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Aurum will (i) notify Baan as promptly as practicable if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Baan of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Aurum and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Baan); provided, however, that
                                                       --------  -------
nothing herein shall prohibit Aurum's Board of Directors from taking and disclosing to Aurum's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

          (b) Notwithstanding the provisions of paragraph (a) above, prior to the Effective Time, Aurum may, to the extent the Board of Directors of Aurum determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c), below, furnish information to any person, entity or group after such person, entity or group has delivered to Aurum in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Aurum in its good faith reasonable judgment determines, after consultation with its independent legal and financial advisors, would result in a transaction more favorable than the Merger to the stockholders of Aurum (a "AURUM ALTERNATIVE PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, Aurum may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event Aurum receives a Aurum Alternative Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Aurum from recommending such Aurum Alternative Proposal to its Stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Aurum may withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, Aurum may refrain from soliciting proxies to secure the vote of its stockholders as may be required by Section 5.2; provided, however, that Aurum shall (i) provide at least forty-eight (48) hours
--------  -------
prior notice of any Aurum Board meeting at which it is reasonably expected to contemplate a Alternative Proposal and (ii) not recommend to its stockholders a Aurum Alternative Proposal for a period of not less than 5 business days after Baan's receipt of a copy of such Aurum Alternative Proposal (or a description of the significant terms and conditions thereof, if not in writing); and provided further, that nothing contained in this Section shall limit Aurum's
-------- -------
obligation to hold and convene the Aurum Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Aurum shall have been withdrawn, modified or not yet made) or to provide the Aurum stockholders with material information relating to such meeting.

          (c) Notwithstanding anything to the contrary in this Section 5.4, Aurum will not provide any non-public information to a third party unless: (i) Aurum provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; (ii) such non-public information has been previously delivered to Baan and (iii) Aurum advises Baan in writing of such disclosure, including the party to whom disclosed.

      5.5 Public Disclosure.  Baan and Aurum will consult with each other, and
          -----------------
to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or association or the rules and regulations of the Amsterdam Exchanges N.V. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

      5.6 Legal Requirements.  Each of Baan, Merger Sub and Aurum will take all
          ------------------
reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Baan will use all reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Baan Common Shares pursuant hereto. Aurum will use its commercially reasonable efforts to assist Baan as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Baan Common Shares pursuant hereto.

      5.7 Third Party Consents.  As soon as practicable following the date
          --------------------
hereof, Baan and Aurum will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

      5.8 Notification of Certain Matters.  Baan and Merger Sub will give prompt
          -------------------------------
notice to Aurum, and Aurum will give prompt notice to Baan, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of Baan and Merger Sub or Aurum, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      5.9 Best Efforts and Further Assurances.  Subject to the respective rights
          -----------------------------------
and obligations of Baan and Aurum under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither Baan nor Aurum nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.10 Stock Options and Employee Stock Purchase Plan.
          ----------------------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Aurum Common Stock (each a "AURUM STOCK OPTION") under the Aurum Stock Option Plans, whether or not exercisable, will be assumed or substituted in a manner consistent with applicable laws by Baan. Each Aurum Stock Option so assumed or substituted in a manner consistent with the applicable laws by Baan under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Aurum Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Aurum Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Baan Common Shares equal to the product of the number of shares of Aurum Common Stock that were issuable upon exercise of such Aurum Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of Baan Common Shares and (ii) the per share exercise price for the Baan Common Shares issuable upon exercise of such assumed Aurum Stock Option will be equal to the quotient determined by dividing the exercise price per share of Aurum Common Stock at which such Aurum Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable, after the Effective Time, Baan will issue to each holder of an outstanding Aurum Stock Option a notice describing the foregoing assumption of such Aurum Stock Option by Baan.

          (b) It is intended that Aurum Stock Options assumed by Baan shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent Aurum Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this
Section 5.10 shall be applied consistent with such intent.

          (c) Baan will reserve a sufficient number of Baan Common Shares for issuance under Section 5.10(a) and under Section 1.6(c) hereof.

          (d) Subject to the foregoing provisions requiring Baan to assume each outstanding Aurum Stock Option, it is understood and agreed that Baan shall not be required to assume any Stock Option Plan if impracticable or legally impossible for Baan to do so under the laws of the Netherlands.

     5.11 Form S-8.  Baan agrees to file a registration statement on Form S-8
          --------
for the Baan Common Shares issuable with respect to assumed Aurum Stock Options promptly after the Closing Date and no later than five days after the Closing Date.

     5.12 Indemnification.
          ---------------

          (a) From and after the Effective Time, Baan shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of Aurum pursuant to any indemnification agreements between Aurum and its directors and officers existing prior to the date hereof whether or not such persons continue in their position with the Surviving Corporation following the Effective Time. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain provisions providing for indemnification and the limitation of liability which are substantially equivalent to those set forth in Aurum's Certificate of Incorporation and By-laws, which provisions will not be amended, repealed or otherwise modified from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Aurum, unless such modification is required by law.

          (b) After the Effective Time, the Surviving Corporation will to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of Aurum or any Aurum subsidiary (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of Aurum or any Aurum subsidiary arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (a) any counsel retained for the defense of the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Indemnified Parties, (b) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel promptly after statements therefor are received, and (c) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may be defended by only one law firm (in addition to local counsel) with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) Baan will or will cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Aurum's directors' and officers' liability insurance covering those persons who are currently covered by Aurum's directors' and officers' liability insurance policy, to the extent and in such amounts that Baan provides such coverage to its directors and officers.

          (d) The Surviving Corporation shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.12.

          (e) This Section 5.12 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Aurum, the Surviving Corporation and the indemnified parties, and will be binding on all successors and assigns of the Surviving Corporation.

     5.13 NMS and Amsterdam Exchanges Listing.  Baan agrees to authorize for
          -----------------------------------
listing on the Nasdaq National Market and the Official Market of the Amsterdam Exchanges N.V. the Baan Common Shares issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.14 Aurum Affiliate Agreement.  Set forth on the Aurum Schedules is a list
          -------------------------
of those persons who may be deemed to be, in Aurum's reasonable judgment, affiliates of Aurum within the meaning of Rule 145 promulgated under the Securities Act (each a "AURUM AFFILIATE"). Aurum will provide Baan with such information and documents as Baan reasonably requests for purposes of reviewing such list. Aurum will use its reasonable best efforts to deliver or cause to be delivered to Baan, as promptly as practicable on or following the date hereof, from each Aurum Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "AURUM AFFILIATE AGREEMENT"), each of
                        ---------
which will be in full force and effect as of the Effective Time. Baan will be entitled to place appropriate legends on the certificates evidencing any Baan Common Shares to be received by a Aurum Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Baan Common Shares, consistent with the terms of the Aurum Affiliate Agreement.

     5.15 Regulatory Filings; Reasonable Efforts.  As soon as may be reasonably
          --------------------------------------
practicable, Aurum and Baan each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Aurum and Baan each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     5.16 Tax-Free Reorganization.  No party shall take any action either prior
          -----------------------
to or after the Effective Time that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

     5.17 Aurum Rights Plan.  Prior to the Effective Time, without the prior
          -----------------
written consent of Baan, Aurum shall not adopt a shareholders rights plan.

     5.18 Comfort Letter.  Coopers & Lybrand L.L.P., certified public
          --------------
accountants to Aurum, shall provide a letter reasonably acceptable to Baan, relating to their review of the financial statements relating to Aurum contained in or incorporated by reference in the Registration Statement.

     5.19 Employee Benefit Schedules.
          --------------------------

          (a) On or before May 31, 1997, Aurum will provide to Baan, for inclusion in the Aurum Schedules, an accurate and complete list of each Aurum Employee Plan (as defined in Section 2.13) and any other plan, program, policy, practice, contract, or agreement in effect as of the date of this Agreement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, which is being maintained or contributed to by Aurum or any ERISA Affiliate (or which has been maintained or contributed to and under which Aurum has, as of the date of this Agreement, material obligations under) for the benefit of any current, former, or retired employee, officer, or director of Aurum or any ERISA Affiliate.

          (b) On or before May 31, 1997, Aurum will provide to Baan, for inclusion in the Aurum Schedules, (i) correct and complete copies of all documents embodying each Aurum Employee Plan including all amendments thereto;
(ii) the most recent annual actuarial valuations, if any, prepared for each Aurum Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Aurum Employee Plan or related trust; (iv) if the Aurum Employee Plan is funded, the most recent annual and periodic accounting of Aurum Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Aurum Employee Plan; (vi) all IRS determination letters and rulings issued to Aurum relating to Aurum Employee Plans; (vii) all material agreements and contracts relating to each Aurum Employee Plan, including but not limited to, administration service agreements, group annuity contracts and group insurance contracts; (viii) all material communications from Aurum to any Employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events with respect to any Aurum Employee Plan which would result in any material liability to Aurum; and (ix) all registration statements and the most recent prospectuses prepared in connection with each Aurum Employee Plan.

     5.20 Employee Matters.   Prior to the Effective Time, Baan and Aurum shall
          ----------------
mutually agree upon an integration plan relating to the Merger which shall include, among other things, provisions relating to compensation, other equity incentive and severance for employees of Aurum. The Surviving Corporation will not substitute any employee's health, life or disability insurance coverage without first obtaining a waiver by the substitute carrier of any preexisting condition that such employee may have (but only to the extent that such condition was not a preexisting condition under the previous health care, life or disability coverage, as applicable).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Aurum Stockholder Approval.  This Agreement shall have been
              --------------------------
approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Aurum.

          (b) Registration Statement Effective; Proxy Statement.  The SEC shall
              -------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c) No Order; HSR Act.  No Governmental Entity shall have enacted,
              -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

          (d) Tax Opinions.  Baan and Aurum shall each have received written
              ------------
opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Fenwick & West LLP, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel
                                        --------  -------
to either Baan or Aurum does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e) NMS Listing.  The Baan Common Shares issuable to stockholders of
              -----------
Aurum pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

      6.2 Additional Conditions to Obligations of Aurum.  The obligation of
          ---------------------------------------------
Aurum to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Aurum:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Baan and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of Baan and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representation in Section 3.2) where the failure to be so true and correct would not have a Material Adverse Effect on Baan. Aurum shall have received a certificate with respect to the foregoing signed on behalf of Baan by an authorized officer of Baan;

          (b) Agreements and Covenants.  Baan and Merger Sub shall have
              ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Aurum shall have received a certificate to such effect signed on behalf of Baan by an authorized officer of Baan; and

          (c) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to Baan shall have occurred since the date of this Agreement.

      6.3 Additional Conditions to the Obligations of Baan and Merger Sub.  The
          ---------------------------------------------------------------
obligations of Baan and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Baan:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Aurum contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. The representations and warranties of Aurum hereunder shall be deemed not to be true and correct in all material respects on the date of this Agreement only if the aggregate amount of losses or damages reasonably related to, arising out of or expected to arise out of any breach of such representations and warranties are reasonably expected to exceed $5,000,000 (it being understood that any losses or damages as a result of the adverse or potentially adverse impact of the transactions contemplated hereby on the relationship between Aurum and Beologics, or any uncertainties created with Beologics as a result of the transactions contemplated hereby, including without limitation any resultant writeoffs, shall not be measured against such $5,000,000 threshold). In addition, the representations and warranties of Aurum contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2, 2.3 and 2.20) where the failure to be so true and correct would not have a Material Adverse Effect on Aurum. Baan shall have received a certificate with respect to the foregoing signed on behalf of Aurum by the Chief Executive Officer and the Chief Financial Officer of Aurum;

          (b) Agreements and Covenants.  Aurum shall have performed or complied
              ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Baan shall have received a certificate to such effect signed on behalf of Aurum by the President and the Chief Financial Officer of Aurum; and

          (c) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to Aurum shall have occurred since the date of this Agreement.

          (d) Employment and Noncompetition Agreements.  Employment and
              ----------------------------------------
Noncompetition Agreements substantially in the forms attached hereto as Exhibit D-1 and D-2 shall have been entered into by the individuals set forth on Exhibit I thereto and such agreements shall be in full force and effect.

          (e) Opinion of Accountants.  Each of Baan and Aurum shall have
              ----------------------
received letters from each of Moret Ernst & Young and Coopers & Lybrand L.L.P., each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with Baan's managements' and Aurum's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

          (f) Consents.  Aurum shall have obtained all material consents,
              ---------
waivers and approvals required in connection with the consummation of the transactions contemplated hereby under the agreements, contracts, licenses or leases set forth on Schedule 6.3(f).


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Aurum:

          (a) by mutual written consent duly authorized by the Boards of Directors of Baan and Aurum;

          (b) by either Aurum or Baan if the Merger shall not have been consummated by October 14, 1997 for any reason; provided, however, that (i) if
                                                --------  -------
the failure of the Merger to occur prior to such date shall have resulted solely from the failure to obtain any necessary governmental approval, clearance or consent (including termination or waiver of all HSR waiting periods and clearance of the Registration Statement by the SEC) such date for termination shall be automatically extended to the date upon which such governmental approval, clearance or consent is obtained (but not beyond December 13, 1997) and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Aurum or Baan if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Aurum or Baan if the required approval of the stockholders of Aurum contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Aurum stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d)
 --------
shall not be available to Aurum where the failure to obtain Aurum stockholder approval shall have been caused by the action or failure to act of Aurum in breach of this Agreement);

          (e) by Baan, if the Board of Directors of Aurum accepts or recommends a Aurum Alternative Proposal to the stockholders of Aurum, or if the Board of Directors of Aurum shall have withheld, withdrawn or modified in a manner adverse to Baan its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

          (f) by Aurum, upon a breach of any representation, warranty, covenant or agreement on the part of Baan set forth in this Agreement, or if any representation or warranty of Baan shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Baan's
                                   --------
representations and warranties or breach by Baan is curable by Baan through the exercise of its commercially reasonable efforts, then Aurum may only terminate this Agreement under this Section 7.1(f) if the breach is not cured within ten
(10) days following the date of written notice from Aurum of such breach, provided that Baan continues to exercise such commercially reasonable efforts to cure such breach; or

          (g) by Baan, upon a breach of any representation, warranty, covenant or agreement on the part of Aurum set forth in this Agreement, or if any representation or warranty of Aurum shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in
                                      --------
Aurum's representations and warranties or breach by Aurum is curable by Aurum through the exercise of its commercially reasonable efforts, then Baan may only terminate this Agreement under this Section 7.1(g) if the breach is not cured within ten (10) days the date of written notice from Baan of such breach, provided that Aurum continues to exercise such commercially reasonable efforts to cure such breach.

      7.2 Notice of Termination; Effect of Termination.  Any termination of this
          --------------------------------------------
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement or the Stock Option Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. A party seeking to terminate this Agreement based on a Material Adverse Effect on the other party shall have the burden of proof to demonstrate all elements of the Material Adverse Effect, on the terms set forth herein, shall have occurred.

      7.3 Fees and Expenses.
          -----------------

          (a) General.  Except as set forth in this Section 7.3, all fees and
              -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Baan and Aurum shall
                                  --------  -------
share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) Aurum Payments.   In the event that this Agreement is terminated
              --------------
pursuant to either Section 7.1(d), 7.1(e) or 7.1(g), Aurum shall immediately pay to Baan (by wire transfer or cashier's check) the sum of $2,500,000; provided
                                                                     --------
that such payment shall not be due if (i) in the case of termination under
Section 7.1(d), the failure to obtain the required stockholder approval is primarily the result of a Material Adverse Effect on Baan or (ii) in the case of termination under Section 7.1(e), Aurum accepts or recommends a Aurum Alternative Proposal, or the Board of Directors of Aurum withholds, withdraws or modifies its recommendation in favor of adoption and approval of this Agreement and approval of the Merger, primarily as a result of a Material Adverse Effect on Baan.

      7.4 Amendment.  Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      7.5 Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VII

                              GENERAL PROVISIONS

      8.1 Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of Aurum, Baan and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      8.2 Notices. All notices and other communications hereunder shall be in
          -------
writing, shall be effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or by commercial delivery service, (ii) five (5) business days after deposit with U.S. Mail, if mailed by registered or certified mail (return receipt requested), (iii) one (1) business day after the business day of deposit in the United States with Federal Express or similar overnight courier, for next day delivery (or, two (2) business days after such deposit if deposited for second business day delivery), if delivered by such means, or (iv) one (1) business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgment of complete transmission), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  Baan Company N.V.
               Zonneoordlaan 17
               P.O. Box 250
               6710 BG Ede
               THE NETHERLANDS
               Attention: General Counsel and Secretary of the Board Telephone No.: 31-318-696606
               Facsimile No.: 31-318-651751

               with a copy to:

               Amal Johnson
               Baan U.S.A. Inc.
               4600 Bohannon Drive
               Suite 105
               Menlo Park, CA 94025

               and a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Mark Bertelsen, Esq.
                          Howard Zeprun, Esq.
               Telephone No.:  (415) 493-9300
               Telecopy No.:    (415) 493-6811

          (a)  if to Aurum to:

               Aurum Software, Inc.
               3385 Scott Boulevard
               Santa Clara, California  95054-3115
               Attention:  Mary E. Coleman
               Telephone No.:  (408) 986-8100
               Telecopy No.:        (408) 654-3400

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94305
               Attention:  Jacqueline Daunt, Esq.
               Telephone No.:  (415) 494-0600
               Telecopy No.:    (415) 494-1417

      8.3 Interpretation; Knowledge.
          -------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b) As it relates to Aurum, the term "KNOWLEDGE" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, Controller or Chief Technology Officer, as have actual knowledge of such matter; and (b) as it relates to Baan, the term "KNOWLEDGE" means, with respect to any matter in question that any of the Chief Executive Officer, Chief Financial Officer, General Counsel, Staff Counsel, Executive Vice President or any manager who in the ordinary course of his duties, have knowledge of a specific matter.

      8.4 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement; Third Party Beneficiaries.  This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Aurum Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Sections 1.6(c), 5.10, 5.11, 5.12 and 5.13.

      8.6  Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7  Other Remedies; Specific Performance.  Except as otherwise provided
           ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Northern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

      8.9  Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.10 Assignment.  No party may assign either this Agreement or any of its
           ----------
rights, interests, or obligations hereunder without the prior written approval of the of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.11 WAIVER OF JURY TRIAL.  EACH OF BAAN, AURUM AND MERGER SUB HEREBY
           --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF BAAN, AURUM OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.


                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                              BAAN COMPANY N.V.


                              By:   /s/ Amal M. Johnson
                                    ------------------------------------------
                                    Name: Amal M. Johnson
                                    Title: Executive Vice President, Baan
                                             Affiliates and Marketing

                              GREEN SOFTWARE ACQUISITION CORPORATION


                              By:   /s/ Susanne Hereford
                                    ------------------------------------------
                                    Name: Susanne Hereford
                                    Title: Secretary


                              AURUM SOFTWARE, INC.


                              By:   /s/ Mary Coleman
                                    ------------------------------------------
                                    Name: Mary Coleman
                                    Title: President and Chief Executive Officer



                       **** REORGANIZATION AGREEMENT ****

                                   EXHIBIT A

                    FORM OF AURUM SOFTWARE VOTING AGREEMENT

                         STOCKHOLDER VOTING AGREEMENT

     This Stockholder Voting Agreement entered into as of May 13, 1997 (the "Agreement") by and among Baan Company N.V., a corporation organized under the
----------
law of The Netherlands ("Acquiror"), Green Software Acquisition Corporation, a
                         --------
Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"),
                                                                 ----------
and the undersigned stockholders (the "Major Stockholders") of Aurum Software,
                                       ------------------
Inc., a Delaware corporation ("Target").  Capitalized terms not defined herein
                               ------
have the meanings assigned to them in the Agreement and Plan of Reorganization (the "Merger Agreement") dated the date hereof by and among Acquiror, Merger Sub
      ----------------
and Target.

                                   RECITALS:

     WHEREAS, pursuant to the Merger Agreement, Acquiror, Merger Sub and Target have agreed to merge (the "Merger") Merger Sub with and into Target on the terms
                           ------
and conditions set forth therein; and

     WHEREAS, to induce Acquiror to enter into the Merger Agreement, each of the Major Stockholders, as a principal stockholder of Target, has agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

     1.1. Covenants and Agreements.  Each of the Major Stockholders hereby
          ------------------------
covenants and agrees with Acquiror and Merger Sub as follows:

          1.1(a)    Other Negotiations.  It agrees to comply with the provisions
                    ------------------
of Section 5.4 (Solicitation) of the Merger Agreement.

          1.1(b)    Agreement to Vote Shares.  At every meeting of the
                    ------------------------
stockholders of Target held on or prior to the Expiration Date (which shall mean the earliest to occur of (i) the closing, consummation and effectiveness of the Merger or (ii) such time as the Merger Agreement is terminated in accordance with its terms), and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Target, unless otherwise directed in writing by Acquiror, it shall vote all shares of Target capital stock owned by it in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger.

          1.1(c)    Agreement to Grant Proxy.  It shall execute and deliver to
                    ------------------------
Acquiror concurrently with the signing of this Agreement a valid and binding irrevocable proxy in the form attached hereto as Exhibit A granting Acquiror (or its designees) the authority to vote its shares of capital stock of Target in accordance with and subject to the limitations of Section 1.1(b), which shall expire on the Expiration Date.

          1.1(d)    No Proxy Solicitations.  Except as required by law,
                    ----------------------
including actions which it determines upon the written advice of legal counsel are required pursuant to its fiduciary duties as a Director (as defined below) under applicable law, it shall not, and will not permit any person under its control to (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal; or (ii) initiate a stockholders' vote or action by consent of Target stockholders with respect to an Acquisition Proposal.

          1.1(e)    Obligations as Director and/or Officer.  If at any time
                    --------------------------------------
prior to the expiration of this Agreement, the Major Stockholder or a representative of the Major Stockholder is a member of the Board of Directors of Target ("Director") or an officer of Target, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of Target and exercising his fiduciary duties and responsibilities, it being agreed and understood that this Agreement shall apply to the Major Stockholder solely in its capacity as a stockholder and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of Target.

          1.1(f)    Cooperation.  It shall cooperate fully with Target, Acquiror
                    -----------
and Merger Sub in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary or appropriate for the speedy and successful consummation of the transactions contemplated by the Merger Agreement or is necessary or appropriate for the corporate purposes of Acquiror and is consistent with the obligations herein.

     2.1  Representations and Warranties of Major Stockholders.  Each of the
          ----------------------------------------------------
Major Stockholders hereby represents and warrants to Acquiror and Merger Sub as follows:

          2.1(a)    Existence; Authorization; Binding Agreement; Ownership of
                    ---------------------------------------------------------
Stock.  If the Major Stockholder is a corporation, partnership, limited
-----
liability company or trust, (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) the execution, delivery and performance by the Major Stockholder of this Agreement are within its power and authority and have been duly authorized by all necessary action on the part of the Major Stockholder. The Agreement constitutes a valid and binding agreement of the Major Stockholder, enforceable against the Major Stockholder in accordance with its terms. The Major Stockholder is the record and beneficial owner of the shares of Target Common Stock set forth in the Affiliate Agreement, and owns all such shares free and clear of any and all liens, pledges, charges, security interests, restrictions or encumbrances of any kind or any rights of first refusal (other than in favor of Target), voting trusts, proxies or other arrangements or understandings, whether written or oral, and the Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

     3.1  Survival; Termination.
          ---------------------

          (a) All representations and warranties in this Agreement shall expire upon the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement regardless of any information obtained by them by any investigation, examination or otherwise.

          (b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(c), 1.1(d) and 1.1(f), (but not any liability for any breach thereof) shall terminate on the Expiration Date. All other covenants contained in this Agreement shall survive the Merger.

          (c) This Agreement shall terminate in all respects upon termination of the Merger Agreement (but not any liability for any breach hereof).

     3.2  Specific Performance.  Each of the parties to this Agreement hereby
          --------------------
acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

     3.3  Binding Effect and Assignment.  This Agreement and all of the
          -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     3.4  Partnership.  Acquiror and Merger Sub agree that if the Major
          -----------
Stockholder is a limited partnership, in no event shall the Major Stockholder's general and limited partners be liable for any of the Major Stockholder's obligations under this Agreement.

     3.5  Entire Agreement.  This Agreement and the Merger Agreement (together
          ----------------
with all other documents delivered pursuant thereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

     3.6  Amendment or Modification.  This Agreement may not be modified,
          -------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     3.7  No Waiver.  The failure of any party hereto to enforce at any time any
          ---------
of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     3.8  Notices.  All notices, requests, claims, demands and other
          -------
communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of Acquiror, Merger Sub, and the books and records of Target, in the case of the Major Stockholder, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     3.9  Law Governing.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts located within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any authorized manner authorized and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction or process.

     3.10 Invalidity of Provisions.  Each of the provisions contained in this
          ------------------------
Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

     3.11 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


                              ACQUIROR


                              By: _____________________________________________
                                  Name:
                                  Title:


                              MERGER SUB


                              By: _____________________________________________
                                  Name:
                                  Title:


                              MAJOR STOCKHOLDER


                              ________________________________________________
                              (print name of stockholder above)


                              By:_____________________________________________
                                  Name:
                                  Title:
                                  (if applicable)

                                   Exhibit A

                               IRREVOCABLE PROXY

     The undersigned stockholder of Aurum Software, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints the directors on the Board of Directors of Baan Company N.V., a corporation organized under the laws of The Netherlands ("Baan"), and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of May 13, 1997 (the "Merger Agreement"), among Baan, Green Software Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Baan ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Stockholder Voting Agreement dated as of May 13, 1997 between Baan, Merger Sub and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Baan entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: May 13, 1997

     Signature of Stockholder: ________________________________________________

     Print Name of Stockholder: _______________________________________________

     Shares beneficially owned:__________________________ shares of Common Stock

                                   EXHIBIT B

                     AURUM SOFTWARE STOCK OPTION AGREEMENT

                        [Option from Target to Acquiror]

                             STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT dated as of May 13, 1997 (the "AGREEMENT") is entered into by and between Aurum Software, Inc., a Delaware corporation ("TARGET"), and Baan Company N.V., a corporation incorporated in the Netherlands ("ACQUIROR"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                    RECITALS
                                    --------

     WHEREAS, concurrently with the execution and delivery of this Agreement, Target, Acquiror and Green Software Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides that, among other things, upon the terms and subject to the conditions thereof, Target, Acquiror and Sub will enter into a business combination transaction (the "MERGER"); and

     WHEREAS, as a condition to Acquiror's willingness to enter into the Merger Agreement, Acquiror has requested that Target agree, and Target has so agreed, to grant to Acquiror an option to acquire shares of Target's Common Stock, $0.001 par value, upon the terms and subject to the conditions set forth herein;

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   GRANT OF OPTION
          ---------------

          Target hereby grants to Acquiror an irrevocable option (the "OPTION") to acquire up to a number of shares of the Common Stock, $0.001 par value, of Target ("TARGET SHARES") equal to 19.9% of the issued and outstanding shares as of the first date, if any, upon which an Exercise Event (as defined in Section 2(a) below) shall occur (the "OPTION SHARES"), in the manner set forth below
(i) by paying cash at a price of $21.00 per share (the "EXERCISE PRICE") and/or, at Acquiror's election, (ii) by exchanging therefor shares of the Common Stock,
0.01 par value, of Acquiror ("ACQUIROR SHARES") at a rate (the "EXERCISE RATIO"), for each Option Share, of a number of Acquiror Shares equal to the Exercise Price divided by the average closing sale prices during the previous 30 trading days of Acquiror Shares on the Nasdaq National Market immediately preceding the date of the Closing (as defined below) of the particular Option exercise.

     2.   EXERCISE OF OPTION; MAXIMUM PROCEEDS
          ------------------------------------

          (a) For all purposes of this Agreement, an "EXERCISE EVENT" shall have occurred upon the occurrence of both: (i) the individuals or entities entering into Voting Agreements and providing the related proxies on the date hereof having ceased to own, in the aggregate, at least a majority of the capital stock of the Target or (ii) any of such Voting Agreements or the related proxies having been declared invalid or unenforceable and (x) the earlier of the consummation of, or the record date, if any, for a meeting of Target's stockholders with regard to an Acquisition Proposal with respect to Target with any party other than Acquiror (or an affiliate of Acquiror) if the Board of Directors of Target shall have withheld, withdrawn, or modified in a manner adverse to Acquiror its recommendation in favor of adoption and approval of the Merger Agreement and approval of the Merger (and at that time there shall not have occurred a Material Adverse Effect on Acquiror) after receipt of and in connection with an Acquisition Proposal with respect to Target, (y) the commencement of a tender or exchange offer for 20% or more of any class of Target's capital stock (and/or during any time which such a tender or exchange offer remains open or has been consummated), or (z) pursuant to a Termination under Section 7.1(e) or (g) of the Merger Agreement.

          (b) Acquiror may deliver to Target a written notice (an "EXERCISE NOTICE") specifying that it wishes to exercise and close a purchase of Option Shares at any time within 30 days following the occurrence of an Exercise Event, specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "CLOSING") shall occur on the date and at a time designated by the Acquiror in an Exercise Notice delivered at least five
(5) business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to Acquiror upon the occurrence of an Exercise Event prior to the termination of the Option as may be designated by Acquiror in writing. In the event that no Exercise Event shall occur prior to termination of the Option, such Exercise Notice shall be void and of no further force and effect.

          (c) The Option shall terminate upon the earlier of (i) the Effective Time and (ii) 12 months following the termination of the Merger Agreement pursuant to Article VII thereof if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Merger Agreement is terminated pursuant to Article VII thereof if no Exercise Event shall have occurred on or prior to such date; provided, however, that if the
                                              --------  -------
Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Option may not be exercised if (i) Acquiror shall have breached in any material respect any of its covenants or agreements contained in the Merger Agreement or (ii) the representations and warranties of Acquiror contained in the Merger Agreement shall not have been true and correct in all material respects on and as of the date when made.

     3.   CONDITIONS TO CLOSING
          ---------------------

          The obligation of Target to issue Option Shares to Acquiror hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Acquiror shall be entitled to deliver to Target an Exercise Notice, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable, and in any event, upon the occurrence of an Exercise Event.

     4.   CLOSING
          -------

          At any Closing, (a) Target shall deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Acquiror to Target of the aggregate purchase price for the Target Shares so designated and being purchased by delivery of (i) a certified check or bank check and/or, at Acquiror's election, (ii) a single certificate in definitive form representing the number of Acquiror Shares being issued by Acquiror in consideration therefor (based on the Exercise Ratio), such certificate to be registered in the name of Target and to bear the legend set forth in Section 10 hereof.

      5.  REPRESENTATIONS AND WARRANTIES OF TARGET
          ----------------------------------------

          Target represents and warrants to Acquiror that (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Target and consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Target and constitutes a legal, valid and binding obligation of Target and, assuming this Agreement constitutes a legal, valid and binding obligation of Acquiror, is enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings required under the HSR Act, Target has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Target Shares for Acquiror to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Target Shares or other securities which may be issuable pursuant to Section 9(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Target Shares and any other securities to Acquiror upon exercise of the Option, Acquiror will acquire such Target Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Acquiror; (f) the execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target will not, (i) violate the Certificate of Incorporation or Bylaws of Target, (ii) conflict with or violate any order applicable to Target or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any property or assets of Target or any of its subsidiaries pursuant to, any contract or agreement to which Target or any of its subsidiaries is a party or by which Target or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and
(iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Target; and (g) the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

     6.   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
          ------------------------------------------

          Acquiror represents and warrants to Target that (a) Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of The Netherlands and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror and, assuming this Agreement constitutes a legal, valid and binding obligation of Target, is enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; and (d) except for any filings required under the HSR Act, Acquiror has taken (or will in a timely manner take) all necessary corporate and other action in connection with any exercise of the Option; (e) upon delivery of Acquiror Shares to Target in consideration of any acquisition of Target Shares pursuant hereto, Target will acquire such Acquiror Shares free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Target; (f) the execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, (i) violate the Articles of Association of Acquiror, (ii) conflict with or violate any order applicable to Acquiror or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Acquiror or any of its subsidiaries pursuant to, any contract or agreement to which Acquiror or any of its subsidiaries is a party or by which Acquiror or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror; (g) the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except pursuant to the HSR Act; and (h) any Target Shares acquired upon exercise of the Option will not be acquired by Acquiror with a view to the public distribution thereof and Acquiror will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

      7.  CERTAIN RIGHTS
          --------------

          (a) ACQUIROR PUT.  If Acquiror shall have exercised the Option,
              ------------
Acquiror may thereafter deliver to Target a written notice (a "PUT NOTICE"), at any time during which Acquiror may exercise the Option, specifying that it wishes to sell (as specified in such Put Notice) all or a portion of the Option Shares acquired as a result of such exercise at the price, and in the form, set forth in paragraph (b) below. At any time after delivery of a Put Notice, unless such Put Notice is withdrawn by Acquiror, the closing of the Put (the "PUT CLOSING") shall take place at the principal offices of Target on the date specified in the Put Notice (which shall be at least 5 days after the date of such Put Notice).

          (b) PAYMENT AND REDELIVERY OF  CASH OR ACQUIROR SHARES.  At the Put
              --------------------------------------------------
Closing, (i) Acquiror shall surrender to Target the certificates evidencing the Option Shares to be purchased by Target at such Put Closing and (ii) Target shall deliver to Acquiror a proportionate amount of the aggregate consideration paid by Acquiror in connection with any exercise of the Option. In addition, the consideration to be paid by Target to Acquiror at any Put Closing shall be in the form that is proportionate to the form previously paid by Acquiror to Target. By way of example only, if (x) one third of the aggregate Option Shares shall have been acquired for cash and two-thirds shall have been acquired for Acquiror Shares, then (y) the consideration to be paid by Target to Acquiror at such Put Closing shall consist of one-third cash and two-thirds Acquiror Shares. Any cash payment required to be made by Target to Acquiror shall be paid a certified check or bank check. In connection with any Acquiror Shares returned to Acquiror at a Put Closing, Target shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed by Acquiror.

          (c) EFFECT OF CERTAIN ACTIONS.   The amount of Option Shares and
              --------------------------
Acquiror Shares delivered or required to be delivered hereunder shall reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Shares or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Shares or Target Common Stock occurring after the date of Closing and prior to the date of the Put Closing.

          (d) RESTRICTIONS ON TRANSFER.  Until the termination of the Option,
              ------------------------
Target shall not sell, transfer or otherwise dispose of any Acquiror Shares acquired by it pursuant to this Agreement.

     8.   REGISTRATION RIGHTS
          -------------------

          (a) Following the termination of the Merger Agreement, Acquiror may by written notice (a "REGISTRATION NOTICE") to Target request Target to register under the Securities Act, in accordance with Target's existing Amended and Restated Registration Rights Agreement, dated August 22, 1995 (the "REGISTRATION
                                              ---------------
RIGHTS AGREEMENT"), all or any part of the shares acquired by Acquiror pursuant to this Agreement (the "REGISTRABLE SECURITIES") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Acquiror and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable; provided, however, that any such Registration Notice must relate to
             --------  -------
a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Target on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

          (b) The registration rights set forth in this Section 8 are subject to the condition that Acquiror shall provide Target with such information with respect to Acquiror's Registrable Securities, the plan for distribution thereof, and such other information with respect to such Acquiror, in the reasonable judgment of counsel for Target, is necessary to enable Acquiror to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (c) A registration effected under this Section 8 shall be effected at Target's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to Acquiror, and Target shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, Target shall agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

          (d)  Indemnification
               ---------------

               (i) Target will indemnify Acquiror, each of its directors and officers and each person who controls Acquiror within the meaning of Section 15 of the Securities Act, and each underwriter of Target's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, in accordance with the terms and conditions of Target's existing Registration Rights Agreement and Acquiror will indemnify Target in accordance with the terms and conditions of Target's existing Registration Rights Agreement; provided, however that such terms and conditions may not be modified, altered, or amended without Acquiror's consent.

     9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION; RIGHTS PLANS
          -------------------------------------------------------

          (a) In the event of any change in the Target Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Ratio and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) At any time during which the Option is exercisable, and at any time after the Option is exercised (in whole or in part, if at all), Target shall not adopt a stockholders rights plan (a so-called "poison pill") that contains provisions for the distribution of rights thereunder as a result of Acquiror being the beneficial owner of shares of the first party by virtue of the Option being exercisable or having been exercised (or as a result of such other party beneficially owning shares issuable in respect of any Option Shares). It is understood, however, that following termination (if any) of the Merger Agreement, a party may adopt a stockholders rights plan, that contains provisions for the distribution of rights thereunder as a result of the other party being the beneficial owner of shares of the first party in addition to those that may be beneficially owned by virtue of the Option being exercisable or having been exercised (or as a result of such other party beneficially owning shares issuable in respect of any Option Shares).

     10.  RESTRICTIVE LEGENDS
          -------------------

          Each certificate representing Option Shares issued to Acquiror hereunder, and each certificate representing Acquiror Shares delivered to Target at a Closing, shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF MAY 13, 1997, A COPY OF WHICH MAY BE OBTAINED FROM ACQUIROR.

     11.  LISTING AND HSR FILING
          ----------------------

          Target, upon the request of Acquiror, shall promptly file an application to list the Target Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National

Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Target Shares subject to the Option at the earliest possible date.

     12.  BINDING EFFECT
          --------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

     13.  SPECIFIC PERFORMANCE
          --------------------

          The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     14.  ENTIRE AGREEMENT
          ----------------

          This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.  FURTHER ASSURANCES
          ------------------

          Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  VALIDITY
          --------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     17.  NOTICES
          -------

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Target, to:

               Aurum Software, Inc.
               3385 Scott Boulevard
               Santa Clara, California 95054
               Attn:     President and Chief Executive Officer

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square, Suite 700
               Palo Alto, California 94306
               Attn:     Jacqueline Daunt, Esq.

          (b)  if to Acquiror, to:

               Baan Company N.V.
               Baron van Nagellstraat 89
               3771 LK Barneveld
               P. O. Box 143
               3770 AC Barneveld
               The Netherlands
               Attn:     President and Chief Executive Officer

               with a copy to each of:

               Amal Johnson
               Managing Director
               Baan USA Inc.
               4600 Bohannon Drive #105
               Menlo Park, CA 94025

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attn:  Mark A. Bertelsen, Esq.
                    Howard S. Zeprun, Esq.

     18.  GOVERNING LAW
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     19.  COUNTERPARTS
          ------------

          This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

     20.  EXPENSES
          --------

          Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  AMENDMENTS; WAIVER
          ------------------

          This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.  ASSIGNMENT
          ----------

          Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor of a party hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              ACQUIROR:

                              BAAN COMPANY N.V.


                              By: /s/ Amal M. Johnson
                                 ----------------------------------------------
                                 Name: Amal M. Johnson
                                 Title: Executive Vice President,
                                        Baan Affiliates and Marketing


                              TARGET:

                              AURUM SOFTWARE, INC.


                              By: /s/ Mary Coleman
                                 -----------------------------------------------
                                 Name:  Mary Coleman
                                 Title: President and Chief Executive Officer



                         ***STOCK OPTION AGREEMENT***
                          (Target option to Acquiror)

                                   EXHIBIT C

                  FORM OF AURUM SOFTWARE AFFILIATE AGREEMENT

                             AURUM SOFTWARE, INC.

                              AFFILIATE AGREEMENT


     This AFFILIATE AGREEMENT ("Agreement") dated as of May ___, 1997, is entered into between Baan Company N.V., a corporation organized under the laws of The Netherlands ("Baan") and the undersigned affiliate ("Affiliate") of Aurum Software, Inc., a Delaware corporation ("Company").

     WHEREAS, Baan and Company have entered into an Agreement and Plan of Reorganization dated May 13, 1997 ("Merger Agreement") pursuant to which a subsidiary of Baan will merge with and into Company ("Merger"), and Company will become a subsidiary of Baan (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Common Stock of the Company ("Company Common Stock"), including any shares owned by Affiliate, will be converted into the right to receive Baan Common Shares;

     WHEREAS, it is intended that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"), and that it will be a condition to effectiveness of the Merger that legal counsel for each of Company and Baan will have delivered written opinions to such effect;

     WHEREAS, it is further intended that the Merger will qualify for "pooling-of-interests" accounting treatment;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Baan to enter into the Merger Agreement; and

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and
(ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate has been informed that a
          ----------------------------
reorganization for federal income tax purposes requires that a sufficient number of former shareholders of the Company maintain a meaningful continuing equity ownership interest in Baan following the Merger. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Baan, Company, and their respective "affiliates", counsel and accountants, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement with his, her or its professional advisors, who are qualified to advise him, her or it with regard to such matters.

     2.   Compliance with Rule 145 and the Securities Act.
          -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of Baan Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form F-4 to be filed to register the shares of Baan Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 promulgated under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), and (ii) Affiliate may be deemed to be an "affiliate" of the Company within the meaning of the Securities Act and, in particular, Rule 145 promulgated thereunder. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Baan Common Shares issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Baan a written opinion of counsel, reasonably acceptable to Baan in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          (b) Baan will give stop transfer instructions to its transfer agent with respect to any Baan Common Shares received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Shares, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act") applies and may only be transferred in conformity with Rule 145(d) or pursuant to an effective registration statement under the Securities Act, or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Baan shall so instruct its transfer agent, if Affiliate delivers to Baan satisfactory written evidence that (i) the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) any of the other conditions specified in Section 2(a) hereof have been satisfied.

     3.   Covenants Related to Pooling of Interests.  Notwithstanding any other
          -----------------------------------------
provision of this Affiliate Agreement to the contrary, during the period commencing on the date hereof, consistent with Accounting Standards Release ("ASR") No. 135, which period the parties agree will continue until such date after the Effective Time as shall be the first market trading day following the date Baan publishes financial results covering at least 30 days of combined operations of Baan and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to reduce or having the effect, directly or indirectly, of reducing his risk relative to any shares of Company Securities (as hereinafter defined), or any rights, options or warrants to purchase Company Securities, or Merger Securities (as hereinafter defined) or other securities of Baan received by Affiliate in connection with the Merger. For the purposes of this Agreement, (i) "Company Securities" shall mean, collectively, all shares of Company Common Stock and any other securities of the Company held by Affiliate, including all securities as to which Affiliate has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Company granted to or held by Affiliate, and (ii) "Merger Securities" shall mean, collectively, all Baan Common Shares that are or may be issued by Baan in connection with the Merger or the transactions contemplated by the Merger Agreement, and any Securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof. Baan may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on certificates representing Merger Securities issued to Affiliate in the Merger and place a stop transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate is entitled to sell or dispose of shares so long as such sale or disposition is in accordance with ASR No. 135 and the "de minimis" test set forth in Commission Staff Accounting Bulletin No. 76; provided that Shareholder
                                                      --------
has first obtained Baan's prior written approval of any such proposed sale or disposition.

     4.   Representations, Warranties and Covenants Related to Tax Effects of
          -------------------------------------------------------------------
the Merger.
----------

          (a) Affiliate is the beneficial owner of Company Securities and did not acquire any of the Company Securities in contemplation of the Merger;

          (b) Affiliate has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger;

          (c) Affiliate does not now have, and as of the Effective Time of the Merger will not have, any current plan or intention (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of more than fifty percent (50%) of the Baan Common Shares (or other Merger Securities) (on a fully diluted basis, giving effect to all options) to be received by Affiliate in the Merger;

          (d) If Affiliate is a partnership, then the term "Sale" as used in paragraph (c) above shall not be deemed to include any distribution to the undersigned's partners, provided that if any recipient of any such distribution will receive Baan Common Shares (or other Merger Securities) having a fair market value of 1% or more of the fair market value of all the shares of the capital stock of Company presently outstanding, the undersigned is not aware of any Plan on the part of such recipient to engage in a Sale of more than fifty percent (50%) of Baan Common Shares (or other Merger Securities) (on a fully diluted basis, giving effect to all options) to be received by such recipient in such distribution;

          (e) Affiliate is not aware of, or participating in, any Plan to engage in a Sale or Sales of Baan Common Shares (or other Merger Securities) to be received in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding capital stock of Company immediately prior to the Merger;

          (f) Affiliate understands that Company, Baan and their respective affiliates, as well as legal counsel to Company and Baan (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

     5.   Miscellaneous.
          -------------

          (a) The Affiliate agrees that, upon receipt of signatures representing holders of 66 2/3% of Registrable Securities (as such term is defined in the Registration Rights Agreement dated August 22, 1995 (as amended March 29, 1996) among the Company and the holders of its then-outstanding shares of Preferred Stock) and upon consummation of the Merger, such Registration Rights Agreement shall terminate and cease to be of any effect.

          (b) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (c) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (d) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

          (e) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (f) Counsel to the parties and each of the parties' accountants to the Agreement shall be entitled to rely upon this Agreement as appropriate.

          (g) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

          (h) This Affiliate Agreement shall be terminated and of no further force and effect upon termination of the Merger Agreement pursuant to its terms.



               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page of this Agreement.


                              BAAN COMPANY N.V.


                              By: _____________________________________________

                              Title: __________________________________________



                              AFFILIATE


                              By:______________________________________________

                              Name of Affiliate: ______________________________

                              Name of Signatory (if different from name of Affiliate): _____________________________________

                              Title of Signatory
                              (if applicable): ________________________________


                              Company shares beneficially owned:

                              _______________ shares of Common Stock

                              Company shares subject to outstanding options:

                              _______________ shares of Common Stock



                ***AURUM SOFTWARE, INC. AFFILIATE AGREEMENT***

                                  EXHIBIT D-1

                         FORM OF EMPLOYMENT AGREEMENT

                               NOT YET COMPLETED

                                  EXHIBIT D-2

                       FORM OF NON-COMPETITION AGREEMENT

                               NOT YET COMPLETED